Exhibit 10.22
SECOND AMENDMENT (hereinafter referred to as the “Agreement”) to the lease agreement executed by and between BANCO J.P. MORGAN, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, J.P. MORGAN GRUPO FINANCIERO, DIVISIÓN FIDUCIARIA, as Trustee in the Trust F/00291 (hereinafter referred to as the “LESSOR”), represented herein by Mr. Guillermo de Jesús Medrano Artalejo, in his capacity as Attorney in Fact, and by INTERNATIONAL MANUFACTURING SOLUTIONS OPERACIONES, S. DE R.L. DE C.V., (hereinafter referred to as the “LESSEE”), a company with its principal place of business in Ciudad Juárez, Chihuahua, México, represented herein by Mr. Keith Alan Russeil Middleton in his capacity as Chairman of the Board and Attorney in Fact, with the appearance of VIASYSTEMS, INC. (the “GUARANTOR”), represented herein by Mr. David J. Weber in his capacity as Vice President, in accordance with the following recitals and clauses:
RECITALS
     I. LESSSE and LESSOR, through their legal representatives state:
a)	That Parque Industrial International Mexicano, S.A. de C.V. (hereinafter referred to as “Intermex”) executed with Electro Componentes de México, S.A. de C.V. (“Electro Componentes”) a lease agreement dated September 1st, 2002 (hereinafter referred to as the “Lease Agreement”) in regards to a plot of land with an approximate surface area of 19,116.86 square meters (approximately 205,772 square feet) (hereinafter referred to as the “Land”), located at Ave. Valle del Cedro No. 1520 in the Parque Industrial Internacional Mexicano (hereinafter referred to as the “Industrial Park”) in Ciudad Juárez, State of Chihuahua, México, having constructed a building thereon identified as CJS-IN-03, with a surface area of 6,409.13 square meters (approximately 68,987.23 square feet) (hereinafter referred to as the “Original Building”). The Land and the Original Building will jointly be referred to as the “Original Leased Property”.

b)	That on June 2004, Intermex executed with Electro Componentes a first amendment agreement modifying clause THIRD in regards to the lease term and the delivery date of the Original Leased Property, as well as clause FOURTH related to the lease price.

c)	That on November 4th, 2005 Electro Componentes executed an assignment of rights agreement with the LESSEE, with the appearance of Intermex and the GUARANTOR, in which Electro Componentes assigned to LESSEE each and all of its rights and obligations under the Lease Agreement. The Lease Agreement, together with the amendment agreements and the assignment of rights agreement referred hereinabove shall be jointly referred to as the “Lease Agreement”.

d)	That on December 27, 2005, Intermex consolidated some of its properties, among them the property that is subject of this Agreement, to a Trust identified as F/00291 pursuant to Public Deed No. 5,140 granted before Mrs. Josefina Sosa Ramirez, Notary Public No.32 of Ciudad Juarez, State of Chihuahua, designating as trustee to Banco J.P. Morgan, S.A., Institucion de Banca Multiple, J.P. Morgan Grupo Financiero, Division Fiduciaria, and constituting as the patrimony of the trust, among others, some of the leases and all the rights over such leases previously executed by Intermex.

e)	That both parties agree to modify the Lease Agreement, only regarding Recital I paragraph b) and e), Clause THIRD in order to establish the delivery date of expansion to the Original Leased Property and the lease term, as well as clause FOURTH to modify the lease price and clause TWELTH to modify the amount of the security deposit. Except as provided herein, all the terms and conditions of the Lease Agreement shall continue in full force and effect in the understanding they do not contravene or are contrary to the terms hereof.

f)	That their legal representatives have the required capacity to execute this Agreement, same which has not been limited nor revoked to the date of execution hereof.
     II.         The GUARANTOR, through its legal representative states:
a)	That on March 1st, 2004, its principal signed a document in order to secure each and every obligation of Electro Componentes de México, S.A. de C.V. under in the Lease Agreement.

b)	That on November 4th, 2005 its principal appeared in the assignment of rights agreement executed by Electro Componentes and LESSEE whereby Electro Componentes assigned to LESSEE each and all of its rights and obligations under the Lease Agreement.

c)	That it is its principal desire to appear herein in order to grant its consent for the execution of this Agreement as well as for the terms and conditions contained in the same and to continue securing LESSEE’S compliance of its obligations under this Agreement that will be part of the Lease Agreement, and the Lease Agreement.

d)	That it has the required capacity to execute this Agreement, same which has not been limited nor revoked to the date of execution hereof.
NOW THEREFORE, in consideration to the foregoing recitals parties agree to the following:
CLAUSES
FIRST.— The parties agree to modify paragraph b) and e) of Recital I of the Lease Agreement which as of the date of execution hereof shall be read as follows:
“I, LESSOR, through its legal representative states:
a) ...
b) That its principal holds title and has full possession of a plot of land with an approximate surface area of 19,116.86 square meters (approximately 205,772 square feet), located at Av. Valle del Cedro No. 1520 in the Parque Industrial Internacional Mexicano (“INTERMEX”), in Ciudad Juárez, State of Chihuahua, México. That in the land described hereinabove LESSOR previously constructed a building identified as CJS-IN-03 with an approximate surface area of 6,409.13 square meters (approximately 68,987.23 square feet), and will build an expansion to said building of an approximate surface area of 1,929.23 square meters (approximately 20,766.04 square feet). The total surface area of the original building and the surface area of the expansion of the same shall be approximately 8,338.36 square meters (approximately 89,753.27 square feet).
c) ...
d)...
e) That the land, the building and the expansion of the building referred in paragraph b) above are described in the blueprint attached to this Lease Agreement as Exhibit “A”, and hereinafter shall be individually referred to as the “Land”, the “Building” and the “Expansion of the Building”, respectively. The Land and the Building will be jointly referred to as the “Leased Property”. As of the Substantial Completion Date of the Expansion of the Building (as this term is defined hereinafter), any reference in this Lease Agreement to the Building, shall include the Expansion of the Building and shall be an integral part of the Leased Property.
f) ...
g) ...”
SECOND.— The parties agree to modify Clause THIRD of the Lease Agreement which as of the date of execution hereof shall be read as follows:
“THIRD.— TERM AND DELIVERY OF THE LEASED PROPERTY
Delivery of the Leased Property. LESSOR agrees to deliver the Leased Property to LESSEE on September 1st, 2002.
Delivery of the Expansion of the Building. LESSOR agrees to deliver to LESSEE the Expansion of the Building in accordance with the plans and specifications attached herein as Exhibit “E” (the “Plans and Specifications”), 4 (four) months after the date of execution hereof, (hereinafter the “Substantial Completion Date of the Expansion of the Building”).
Substantial Completion Date of the Expansion of the Building means the stage when all the Expansion of the Building systems and areas are functional. At the Substantial Completion Date of the Expansion of the Building there may be pending work or minor details (“Punch List Items”). Any minor work included in the Punch List, which shall not interfere with the operation of the LESSEE, shall be commenced immediately and completed within the following thirty (30) working days as of the Substantial Completion Date of the Expansion of the Building.
Notwithstanding the above, LESSOR shall deliver to the LESSEE beneficial occupancy of the Expansion of the Building 3 (three) months after the date of execution hereof (hereinafter referred to as the “Beneficial Occupancy Date of the Expansion of the Building”). Beneficial Occupancy of the Expansion of the Building means that in the corresponding surface of the Expansion of the Building, the manufacturing area will be painted, enclosed with insulation and waterproofing on the roof, the doors installed and available electricity for Installation tools and lighting. At the Beneficial Occupancy Date of the Expansion of the Building the additional area of cafeteria, the fire protection systems, HVAC system and the offices of the Expansion of the Building will not be complete.
At the Beneficial Occupancy Data of the Expansion of the Building LESSEE shall have the right to enter to the Expansion of the Building to commence installation of equipment or for similar purposes, and LESSEE agrees not to alter the works performed by LESSOR. If LESSEE enters to the Expansion of the Building in accordance with the terms of this paragraph, all the provisions of this Lease

Agreement shall be in full force and effect except for the payment of the rent for the Expansion of the Building, same which shall be paid by LESSEE as of the Date of Substantial Completion of the Expansion of the Building.
Acts of God and Force Majeure. If in any working day the weather conditions or other circumstances (beyond LESSOR’s best efforts to control it) make materially impracticable LESSOR’s ability to perform its obligations under this Lease Agreement, it will be considered as a “Delay Day”. The parties hereto agree that LESSOR will be entitled to extend the working schedule for one working day for every Delay Day. Each party’s authorized representative will certify in writing the occurrence and additional dates granted If any. The parties hereto agree that they will conduct their best efforts in order to modify the work schedule to meet the new dates.
Alterations from LESSEE. LESSEE may request LESSOR the execution of alterations to the Expansion of the Building, which shall be borne by the LESSEE, payable in cash and in the terms and conditions both parties agree en each specific case, LESSEE shall request LESSOR the alterations desired to be made in the form of a change order, attached herein as Exhibit “F” (the “Change Order”), and the LESSOR shall inform the impact that the Change Order has concerning the Substantial Completion Date of the Expansion of the Building and the surface area of the Building.
Term. The initial term of this Lease Agreement shall commence on September 1st, 2002 and shall terminate 2 (two) years and 6 (six) months after the Substantial Completion Date of the Expansion of the Building (the “Initial Term”) and shall be mandatory for both parties.
If LESSEE fails to perform any of its obligations under the terms of this Lease Agreement, and does not cure such failure within ten (10) working days of receipt of LESSOR’s written notice to LESSEE of such failure, LESSOR may elect without previous court order, to terminate this Lease Agreement and/or demand payment for all remaining rents due LESSOR for all the lease term under this Lease Agreement, as well as all other costs and charges associated with LESSEE’s failure to perform its obligations in accordance with the terms of this Lease Agreement. Guarantor (as such term is defined below), and LESSEE shall be obligated to pay the remaining rents if this Lease Agreement is terminated because of LESSEE’s failure to cure its failure to perform any of its obligations under the Lease Agreement.
Extension of Lease Term. LESSEE shall have two (2) options to extend the term of this Lease Agreement of four (4) years each one, in the same terms and conditions of this Lease Agreement. The option to extend shall be exercised by the LESSEE by means of a written notice delivered to LESSOR by certificate mail, return receipt requested, or delivered personally, with at lease 180 (one hundred and eighty) calendar days in advance to the termination date of the Initial Term.”
THIRD.— The parties agree to modify Clause FOURTH of the Lease Agreement which as of the date of execution hereof shall be read as follows:
“FOURTH.— LEASE PRICE
Price. As of September 1st, 2002, LESSEE shall pay to LESSOR as initial lease price for the Leased Property the amount of US $5.60 (five dollars 60/100) legal currency of the United States of America per square foot of the Building per year, plus the corresponding Value Added Tax, which is the monthly amount of US$32,194.04 (thirty two thousand one hundred ninety four dollars 04/100) legal currency of the United States of America, plus the corresponding Value Added Tax.
Beginning with the second year of the Initial Term, and annually thereafter, until August 31st, 2004, the rent shall Increase in the same percentage of the increase of the Consumer Price Index of the United States of America during the immediately preceding 12 (twelve) months.
As of September 1st, 2004 until the day before the Substantial Completion Date of the Expansion of the Building, LESSEE shall pay LESSOR the amount of US $5.72 (five dollars 72/100) legal currency of the United States of America per square foot of the Building per year plus the corresponding Value Added Tax, which amount shall increase 2% annually.
LESSOR hereby agrees that LESSEE has paid its monthly rent through July, 2007.
As of the Substantial Completion Date of the Expansion of the Building, LESSEE shall pay LESSOR the amount of US$5.37 (five dollars 37/100) legal currency of the United States of America per square foot of the Building (which shall include the Expansion of the Building as per the terms of this Lease Agreement) per year plus the corresponding Value Added Tax, which is the monthly amount of US$40,164.59 (forty thousand one hundred and sixty four dollars 59/100) legal currency of the United States of America plus the corresponding Value Added Tax. This rent shall be increased annually thereafter during the remaining Initial Term and its extensions, if any, in the same percentage of the increase of the Consumer Price Index of the United States of America during the immediately preceding 12 (twelve) months.
Payment. The monthly rent called for by this Lease Agreement shall be paid in advance during the first three (3) business days of each month during the term of this Lease Agreement, including its extensions if any, in dollars legal currency of the United States of America.
In the event that LESSEE does not comply with its payment obligation in the terms agreed hereon, and without prejudice of any right of LESSOR contained in this Lease Agreement or under the Law, LESSEE agrees to pay moratorium interests after the third business day of the corresponding month and until the effective date of payment, in an amount equivalent to 18% per year.
The LESSOR shall deliver the corresponding official invoice to the LESSEE in compliance with Mexican tax requirements. The lease price payable during the lease term and its extensions, if any, shall be paid at the LESSOR’s domicile, as provided hereof or to whatever place or person the LESSOR notifies in writing to the LESSEE, with at least fifteen (15) days in advance.
The parties agree that LESSEE shall not withhold the rental payments for any reason.”
FOURTH.— The parties agree to modify Clause TWELFTH of the Lease Agreement which as of the date of execution hereof shall be read as follows:
“TWELFTH.— SECURITY DEPOSIT
On the date of execution hereof, LESSEE shall deposit with LESSOR, the amount equivalent to one month of rent (the “Security Deposit”) as security for LESSEE’s faithful performance of its obligations hereunder. LESSOR may retain any amount with no obligation to return the same in case LESSOR applies said sum to comply with LESSEE’s failure to comply with its obligations under this Lease Agreement. If LESSEE fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease Agreement, LESSOR may use all or any portion of the Security Deposit for the payment of rent or other charges in default, or for the payment of any other sum to which LESSOR may become obligated to pay by reason of LESSEE’s default, or to compensate LESSOR for loss or damage which LESSOR may suffer in accordance to what is stipulated in Clause Fourth of this agreement. If LESSOR uses all or any portion of the Security Deposit to comply with the abovementioned failure, LESSEE shall, within five (5) days after receipt of written demand, deposit cash with LESSOR in an amount sufficient to restore the Security Deposit to the amount stated above. At the expiration of the lease term, and after LESSEE has vacated the Leased Property and LESSOR has received the Leased Property agreement, LESSEE shall deliver to LESSOR a non debt certificate issued by the public utility companies for each utility in the Leased Property and complied with all its obligations hereunder, LESSOR shall return the Security Deposit to LESSEE, or so much thereof as has not been applied by LESSOR, without payment of interest to LESSEE.”
FIFTH.— It is expressly understood and agreed by the parties that:

(i)	This Agreement is executed by Banco J.P. Morgan, Sociedad Anónima, Institución de Banca Múltiple, J.P. Morgan Grupo Financiero, División Fiduciaria not individually or personally but solely as Trustee under the Trust F/00291, in the exercise of the power and authority conferred and vested in it as Trustee,

(ii)	Each and all of the representations, undertakings and agreements in this Agreement made on the part of Banco J.P. Morgan, Sociedad Anónima, Institución de Banca Múltiple, J.P. Morgan Grupo Financiero, División Fiduciaria are intended not as personal representations, undertakings and agreements by Banco J.P. Morgan, Sociedad Anónima, Institución de Banca Múltiple, J.P. Morgan Grupo Financiero, División Fiduciaria for which Banco J.P. Morgan, Sociedad Anónima, Institución de Banca Múltiple, J.P. Morgan Grupo Financiero, División Fiduciaria shall be liable with its own assets, but solely as the Trustee with the Trust F/00291 assets.
SIXTH.— The parties agree that except as provided herein, all the terms and conditions of the Lease Agreement shall continue in full force and effect in the understanding that the same do not contravene or are contrary with the terms hereof, and jointly agree with the GUARANTOR that the guarantee provided as per the terms of Clause Twenty First of the Lease Agreement, as well as the document signed by the GUARANTOR dated March 1st, 2004, shall continue in full force and effect in the terms of this Agreement and the Lease Agreement.
SEVENTH.— The Parties agree that except as provided herein, all the terms and conditions of the Lease Agreement shall continue in full force and effect, in the understanding that the same do not contravene or are contrary with the terms hereof, ratifying by this means its terms and conditions.
EIGHTH.— This Agreement shall not be considered to be a new agreement between the parties and does not novate the obligations of the parties, and must only be interpreted as an amendment of the terms and conditions of the Lease Agreement in the terms hereby agreed upon by the parties.
NINTH.— All defined terms used herein that have not been specifically defined in this Agreement shall have the meaning ascribed to them in the Lease Agreement.

TENTH.— The parties agree that this Agreement is executed in English and Spanish versions. In case of discrepancy, the Spanish version shall prevail.
IN WITNESS WHEREOF, the undersigned parties, through their duly authorized representative, have executed this Agreement in Ciudad Juárez, Chihuahua, México, on October 15, 2007.

“LESSOR”	“LESSEE”
BANCO J.P. MORGAN,	INTERNATIONAL
SOCIEDAD ANÓNIMA,	MANUFACTURING
INSTITUCIÓN DE BANCA MÚLTIPLE,	SOLUTIONS OPERACIONES,
J.P. MORGAN GRUPO FINANCIERO,	S. DE R.L. DE C.V.
DIVISIÓN FIDUCIARIA
As Trustee in the Trust F/00291

/s/ Guillermo de Jesus Medrano Artalejo	/s/ Keith Alan Russell Middleton

Guillermo de Jesus Medrano Artalejo	Mr. Keith Alan Russell Middleton
Attorney in Fact	Chairman of the Board and Attorney in Fact

“GUARANTOR”
VIASYSTEMS, INC.

/s/ Daniel J. Weber

Mr. Daniel J. Weber
Vice President and General Counsel

WITNESSES

/s/ Marcia Bub	/s/ Toni Yeazel

Name: Marcia Bub Address: 101 S. Hanley St. Louis, MO 63105	Name: Toni Yeazel Address: 101 S. Hanley St. Louis, MO 63105